Exhibit 99

FOR IMMEDIATE RELEASE
March 18, 2015

Cintas Corporation Announces Fiscal 2015 Third Quarter Results

CINCINNATI, March 18, 2015 -- Cintas Corporation (Nasdaq: CTAS) today reported revenue for its third quarter ended February 28, 2015, of $1.11 billion, which represented organic growth of 7.5%. Organic growth adjusts for the impacts of acquisitions, foreign currency and the contribution of the Document Shredding business to Shred-it International Inc. (“Shred-it”). Fiscal 2015 third quarter revenue was approximately the same total as last year’s third quarter. This year’s third quarter revenue does not include any Document Shredding revenue as a result of the transaction with Shred-it (the “Shred-it Transaction”) that closed on April 30, 2014, whereas last year’s third quarter does.

Operating income for the fiscal 2015 third quarter was $173.6 million, an increase of 16.1% compared to last fiscal year’s third quarter. Net income for the fiscal 2015 third quarter was $94.9 million, and earnings per diluted share (EPS) for the fiscal 2015 third quarter were $0.80. Fiscal 2015 third quarter net income and EPS were negatively impacted by $6.8 million and $0.06, respectively, due to the recording of a net loss on Cintas’ investment in Shred-it. Shred-it results in the period were adversely affected by integration costs and foreign currency exchange due to the weakened Canadian dollar. Fiscal 2015 third quarter EPS from discontinued operations was $0.01. Fiscal 2015 third quarter EPS, excluding the Shred-it impact and discontinued operations was $0.85. Operating income, net income and EPS are discussed in more detail in the Fiscal 2015 Third Quarter Results section below.

“Our third quarter results reflect a continuation of the fiscal 2015 game plan,” said Scott D. Farmer, Cintas’ Chief Executive Officer. “Our employees, whom we call partners, continue to execute at high levels. In addition to the solid results for the quarter, we are pleased to report that we purchased 3.2 million shares of our common stock during the third quarter, demonstrating our commitment to provide shareholder value.” The shares purchased during the third quarter were done so at an aggregate cost of $250.8 million, and this concluded the $500 million share buyback program authorized by Cintas’ Board of Directors in July 2013. As announced on January 13, 2015, the Board of Directors approved an additional $500 million share buyback program, and that entire program remains available as of March 18, 2015.

FISCAL 2015 THIRD QUARTER RESULTS

The table below labeled “3rd Quarter Revenue Results” presents third quarter revenue for Cintas, reflecting the second quarter sale of the Document Storage and Imaging business and presented to exclude fiscal 2014 third quarter Document Shredding revenue. Effective April 30, 2014, Cintas entered into a partnership transaction with the shareholders of Shred-it to combine Cintas’ Document Shredding business with Shred-it’s Document Shredding business. Subsequent to the closing of the Shred-it Transaction, Cintas no longer includes Document Shredding revenue in its reported revenue. As a result, we believe that revenue excluding Document Shredding revenue is more representative of the ongoing revenue of Cintas.

3rd Quarter Revenue Results (dollar amounts in millions)	Q3, FY15 (see Note 1)	Q3, FY14 (see Note 1)	Growth %	Organic Growth % (see Note 2)

Rental Uniforms and Ancillary Products	$859.5	$801.7	7.2%	7.8%
Uniform Direct Sales	112.2	107.7	4.2%	4.8%
First Aid, Safety and Fire Protection	137.1	126.7	8.2%	7.5%
Revenue, excluding Document Shredding	$1,108.8	$1,036.1	7.0%	7.5%
Document Shredding - (see Note 3)	—	74.9	—	—
Total Cintas Revenue	$1,108.8	$1,111.0	(0.2)%	7.5%

Note 1 - Both fiscal 2015 and 2014 third quarter revenue reflect the classification of the Document Storage and Imaging business to discontinued operations, and as a result, no revenue amounts are included in either period.

Note 2 - Organic growth reflects the revenue growth for the third quarter of fiscal 2015 when adjusting for the impact of acquisitions, foreign currency and the Shred-it Transaction, compared to the third quarter of fiscal 2014.

Note 3 - As a result of the Shred-it Transaction, Cintas no longer includes Document Shredding revenue in its reported revenue. However, the fiscal 2014 third quarter Document Shredding revenue must continue to be included in the reported fiscal 2014 third quarter revenue in accordance with generally accepted accounting principles (“GAAP”).

The tables below show revenue, gross margin, operating income, net income from continuing operations and EPS from continuing operations for the third quarter of fiscal 2015 and fiscal 2014, as reported and as adjusted. The adjustments between results as reported and as adjusted are explained below. We present revenue, gross margin, operating income, net income from continuing operations and EPS from continuing operations, as adjusted, because we believe they are more representative of the ongoing performance of Cintas.

Q3, Fiscal 2015	As Reported (see Note 1)	Document Shredding Impact (see Note 2)	As Adjusted	Percent of Revenue
(dollar amounts in millions, except EPS)

Revenue	$1,108.8	$—	$1,108.8	100.0%
Gross Margin	475.3	—	475.3	42.9%
Operating Income	173.6	—	173.6	15.7%
Net Income, continuing operations	93.6	(6.8)	100.4	9.1%

EPS, continuing operations	$0.79	$(0.06)	$0.85

Q3, Fiscal 2014	As Reported (see Note 1)	Document Shredding Impact (see Note 2)	As Adjusted	Percent of Revenue
(dollar amounts in millions, except EPS)

Revenue	$1,111.0	$74.9	$1,036.1	100.0%
Gross Margin	469.6	33.2	436.4	42.1%
Operating Income	149.6	1.3	148.3	14.3%
Net Income, continuing operations	84.3	0.8	83.5	8.1%

EPS, continuing operations	$0.69	$0.01	$0.68
Note 1 - The “As reported” figures for both fiscal 2015 and 2014 third quarters reflect the change in classification of the Document Storage and Imaging business to discontinued operations within the Consolidated Condensed Statements of Income.

Note 2 - As a result of the Shred-it Transaction, Cintas no longer includes Document Shredding results in its reported revenue, gross margin and operating income. During fiscal 2015, Cintas will recognize its share of the Shred-it partnership income, net of tax, in net income from continuing operations and EPS from continuing operations. Cintas’ share of the fiscal 2015 third quarter Shred-it net income was $(6.8) million. In accordance with GAAP, the fiscal 2014 third quarter Document Shredding revenue, gross margin, operating income, net income from continuing operations and EPS from continuing operations results must continue to be included in the reported fiscal 2014 results because of Cintas’ continuing ownership in Shred-it.

Fiscal 2015 third quarter gross margin was $475.3 million, or 42.9% of third quarter revenue, compared to the fiscal 2014 third quarter gross margin, as adjusted, of $436.4 million, or 42.1% of last year’s third quarter revenue. Fiscal 2015 gross margin increased 8.9% compared to last year’s adjusted third quarter margin.

Fiscal 2015 third quarter operating income was $173.6 million, or 15.7% of third quarter revenue, compared to the fiscal 2014 third quarter operating income, as adjusted, of $148.3 million, or 14.3% of last year’s third quarter revenue. Fiscal 2015 operating income increased 17.1% compared to last year’s adjusted third quarter income.

Fiscal 2015 third quarter net income from continuing operations and EPS from continuing operations, as adjusted, increased over the fiscal 2014 third quarter by 20.2% and 25.0%, respectively.

FISCAL YEAR 2015 GUIDANCE

Mr. Farmer concluded, “We are updating our fiscal 2015 guidance based on our third quarter results. We expect fiscal 2015 revenue to be in the range of $4.46 billion to $4.49 billion, and fiscal 2015 EPS to be in the range of $3.55 to $3.58. This guidance assumes no EPS impact in the fourth quarter from the partnership with Shred-it due to continued integration and transition expenses. This guidance also assumes no deterioration in the U.S. economy and does not consider any additional share buybacks.”

As mentioned earlier in this press release, subsequent to the closing of the Shred-it Transaction on April 30, 2014, we no longer include Document Shredding revenue in our reported revenue. The table below shows a comparison of fiscal 2014 revenue to our updated 2015 revenue guidance.

Updated Revenue Guidance (dollar amounts in millions)	Fiscal 2014	Fiscal 2015 Low End of Range	Growth vs. Fiscal 2014	Fiscal 2015 High End of Range	Growth vs. Fiscal 2014

Revenue, excluding Document Shredding	$4,193.9	$4,460.0	6.3%	$4,490.0	7.1%
Document Shredding Revenue	275.7
Total Cintas Revenue	$4,469.6

The table below shows a comparison of fiscal 2014 EPS to our updated 2015 EPS guidance.

Updated EPS Guidance	Fiscal 2014	Fiscal 2015 Low End of Range	Growth vs. Fiscal 2014	Fiscal 2015 High End of Range	Growth vs. Fiscal 2014

EPS, excluding Special Items	$2.75	$3.31	20.4%	$3.34	21.5%
Impact of Shredding business	0.04	(0.06)		(0.06)
Impact of sale of stock in equity investment	—	0.11		0.11
Impact of Shred-it Transaction	0.26	0.04		0.04
Impact of discontinued operations	—	0.15		0.15
Total Reported Cintas EPS	$3.05	$3.55	16.4%	$3.58	17.4%

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, first aid, safety and fire protection products and services. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the Shred-it partnership’s ability to promptly and effectively integrate the Cintas Document Shredding business with Shred-it’s Document Shredding business; the Shred-it partnership’s ability to realize any synergies from the combination of the Cintas Document Shredding business with Shred-it’s Document Shredding business; the Shred-it partnership’s ability to provide a proper accounting of its results; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; disruptions caused by the inaccessibility of computer systems data; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; the reactions of competitors in terms of price and service; the ultimate impact of the Affordable Care Act; and the finalization of our financial statements for the quarter ended February 28, 2015. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2014 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Vice President-Finance and Chief Financial Officer - 513-701-2079
Paul F. Adler, Corporate Controller - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	February 28, 2015	February 28, 2014	% Change
Revenue:
Rental uniforms and ancillary products	$859,520	$801,702	7.2%
Other services	249,327	309,271	(19.4)%
Total revenue	1,108,847	1,110,973	(0.2)%

Costs and expenses:
Cost of rental uniforms and ancillary products	476,092	450,086	5.8%
Cost of other services	157,448	191,253	(17.7)%
Selling and administrative expenses	301,690	317,873	(5.1)%
Shredding transaction costs	—	2,158	(100.0)%

Operating income	173,617	149,603	16.1%

Interest income	(96)	(44)	118.2%
Interest expense	16,254	16,418	(1.0)%

Income before income taxes	157,459	133,229	18.2%
Income taxes	57,052	48,903	16.7%
Loss on investment in Shred-it, net of tax of $4,010	(6,771)	—	(100.0)%
Income from continuing operations	93,636	84,326	11.0%
Income from discontinued operations, net of tax of $53 and $284, respectively	1,247	276	351.8%
Net income	$94,883	$84,602	12.2%

Basic earnings per share:
Continuing operations	$0.80	$0.70	14.3%
Discontinued operations	0.01	0.00	100.0%
Basic earnings per share	$0.81	$0.70	15.7%

Diluted earnings per share:
Continuing operations	$0.79	$0.69	14.5%
Discontinued operations	0.01	0.00	100.0%
Diluted earnings per share	$0.80	$0.69	15.9%

Weighted average number of shares outstanding	116,178	119,913
Diluted average number of shares outstanding	117,867	121,280

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Nine Months Ended
	February 28, 2015	February 28, 2014	% Change
Revenue:
Rental uniforms and ancillary products	$2,581,820	$2,398,884	7.6%
Other services	752,483	936,266	(19.6)%
Total revenue	3,334,303	3,335,150	0.0%

Costs and expenses:
Cost of rental uniforms and ancillary products	1,424,661	1,363,929	4.5%
Cost of other services	474,965	578,413	(17.9)%
Selling and administrative expenses	915,989	949,224	(3.5)%
Shredding transaction costs	—	2,158	(100.0)%

Operating income	518,688	441,426	17.5%

Gain on deconsolidation of Shredding business	6,619	—	100.0%

Gain on sale of stock of an equity method investment	21,739	—	100.0%

Interest income	(168)	(196)	(14.3)%
Interest expense	48,766	49,426	(1.3)%

Income before income taxes	498,448	392,196	27.1%
Income taxes	184,548	146,016	26.4%
Loss on investment in Shred-it, net of tax of $4,162	(7,027)	—	(100.0)%
Income from continuing operations	306,873	246,180	24.7%
Income from discontinued operations, net of tax of $12,204 and $740, respectively	18,530	1,038	1,685.2%
Net income	$325,403	$247,218	31.6%

Basic earnings per share:
Continuing operations	$2.61	$2.03	28.6%
Discontinued operations	0.16	0.01	1,500.0%
Basic earnings per share	$2.77	$2.04	35.8%

Diluted earnings per share:
Continuing operations	$2.58	$2.01	28.4%
Discontinued operations	0.15	0.01	1,400.0%
Diluted earnings per share	$2.73	$2.02	35.1%

Weighted average number of shares outstanding	116,653	120,658
Diluted average number of shares outstanding	118,214	121,814

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	February 28, 2015	February 28, 2014
Rental uniforms and ancillary products gross margin	44.6%	43.9%
Other services gross margin(1)	36.9%	38.2%
Total gross margin(1)	42.9%	42.3%
Net margin, continuing operations(1)	8.4%	7.6%

	Nine Months Ended
	February 28, 2015	February 28, 2014
Rental uniforms and ancillary products gross margin	44.8%	43.1%
Other services gross margin(1)	36.9%	38.2%
Total gross margin(1)	43.0%	41.8%
Net margin, continuing operations(1)	9.2%	7.4%
(1) Amounts presented for the three and nine months ended February 28, 2014 have been adjusted to reflect the results of continuing operations.

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	February 28, 2015	February 28, 2014
Income from continuing operations	$93,636	$84,326
Less: income from continuing operations allocated to participating securities	951	740
Income from continuing operations available to common shareholders	$92,685	$83,586

Basic weighted average common shares outstanding	116,178	119,913
Effect of dilutive securities - employee stock options and awards	1,689	1,367
Diluted weighted average common shares outstanding	117,867	121,280

Diluted earnings per share from continuing operations	$0.79	$0.69

	Nine Months Ended
	February 28, 2015	February 28, 2014
Income from continuing operations	$306,873	$246,180
Less: income from continuing operations allocated to participating securities	2,444	1,217
Income from continuing operations available to common shareholders	$304,429	$244,963

Basic weighted average common shares outstanding	116,653	120,658
Effect of dilutive securities - employee stock options and awards	1,561	1,156
Diluted weighted average common shares outstanding	118,214	121,814

Diluted earnings per share from continuing operations	$2.58	$2.01

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of revenue and related growth, gross margin, operating income, net income, earnings per diluted share, and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. Reconciliations of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Computation of Free Cash Flow

	Nine Months Ended
	February 28, 2015	February 28, 2014
Net cash provided by operations	$464,640	$385,773
Capital expenditures	(163,040)	(113,615)
Free cash flow	$301,600	$272,158

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Results from Continuing Operations as Reported and as Adjusted

	As Reported(1)	Document Shredding Impact(2)	Document Shredding Gain(3)	Gain on Investment Sale(4)	As Adjusted	Percent of Revenue
For the nine months ended February 28, 2015
Revenue	$3,334,303	$—	$—	$—	$3,334,303	100.0%
Gross margin	$1,434,677	$—	$—	$—	$1,434,677	43.0%
Operating income	$518,688	$—	$—	$—	$518,688	15.6%
Net income, continuing operations	$306,873	$(7,027)	$4,143	$13,609	$296,148	8.9%
Diluted earnings per share, continuing operations	$2.58	$(0.06)	$0.04	$0.11	$2.49

For the nine months ended February 28, 2014
Revenue	$3,335,150	$222,040	$—	$—	$3,113,110	100.0%
Gross margin	$1,392,808	$99,263	$—	$—	$1,293,545	41.6%
Operating income	$441,426	$5,097	$—	$—	$436,329	14.0%
Net income, continuing operations	$246,180	$3,195	$—	$—	$242,985	7.8%
Diluted earnings per share, continuing operations	$2.01	$0.03	$—	$—	$1.98

(1) The "As reported" figures reflect the change in classification of the Document Storage and Imaging business to discontinued operations within the Consolidated Condensed Statements of Income.
(2) As a result of the Shred-it Transaction completed in fiscal 2014, Cintas no longer includes Document Shredding results in its reported revenue and gross margin. During fiscal 2015, Cintas will recognize its share of the Shred-it partnership income or loss in net income and earnings per share from continuing operations. In accordance with GAAP, the fiscal 2014 Document Shredding revenue, gross margin, operating income, net income and earnings per share must continue to be reported in fiscal 2014 results from continuing operations.

(3) Cintas recorded an additional gain related to the Shred-it Transaction due to receiving additional proceeds during the first quarter of fiscal 2015.
(4) During the first quarter of fiscal 2015, Cintas recognized a gain on the sale of stock in an equity method investment.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management(1)	Corporate(2)	Total
For the three months ended February 28, 2015
Revenue	$859,520	$112,185	$137,142	$—	$—	$1,108,847
Gross margin	$383,428	$31,109	$60,770	$—	$—	$475,307
Selling and administrative expenses	$234,418	$21,304	$45,968	$—	$—	$301,690
Interest income	$—	$—	$—	$—	$(96)	$(96)
Interest expense	$—	$—	$—	$—	$16,254	$16,254
Income (loss) before income taxes	$149,010	$9,805	$14,802	$—	$(16,158)	$157,459

For the three months ended February 28, 2014
Revenue	$801,702	$107,678	$126,743	$74,850	$—	$1,110,973
Gross margin	$351,616	$29,659	$55,131	$33,228	$—	$469,634
Selling and administrative expenses	$223,234	$20,405	$44,477	$29,757	$—	$317,873
Shredding transaction costs	$—	$—	$—	$2,158	$—	$2,158
Interest income	$—	$—	$—	$—	$(44)	$(44)
Interest expense	$—	$—	$—	$—	$16,418	$16,418
Income (loss) before income taxes	$128,382	$9,254	$10,654	$1,313	$(16,374)	$133,229

As of and for the nine months ended February 28, 2015
Revenue	$2,581,820	$334,851	$417,632	$—	$—	$3,334,303
Gross margin	$1,157,159	$94,026	$183,492	$—	$—	$1,434,677
Selling and administrative expenses	$708,988	$64,664	$142,337	$—		$915,989
Gain on deconsolidation of Shredding business	$—	$—	$—	$—	$6,619	$6,619
Gain on sale of stock of an equity method investment	$—	$—	$—	$—	$21,739	$21,739
Interest income	$—	$—	$—	$—	$(168)	$(168)
Interest expense	$—	$—	$—	$—	$48,766	$48,766
Income (loss) before income taxes	$448,171	$29,362	$41,155	$—	$(20,240)	$498,448
Assets	$2,941,476	$127,652	$444,763	$—	$839,449	$4,353,340

As of and for the nine months ended February 28, 2014
Revenue	$2,398,884	$337,023	$377,203	$222,040	$—	$3,335,150
Gross margin	$1,034,955	$94,510	$164,080	$99,263	$—	$1,392,808
Selling and administrative expenses	$663,110	$62,711	$131,395	$92,008	$—	$949,224
Shredding transaction costs	$—	$—	$—	$2,158	$—	$2,158
Interest income	$—	$—	$—	$—	$(196)	$(196)
Interest expense	$—	$—	$—	$—	$49,426	$49,426
Income (loss) before income taxes	$371,845	$31,799	$32,685	$5,097	$(49,230)	$392,196
Assets	$2,852,065	$138,994	$419,647	$484,112	$505,623	$4,400,441

(1) As a result of the Shred-it Transaction and the Document Storage and Imaging Transactions, we no longer have a Document Management Services Operating Segment. For illustrative purposes in this press release, we have shown the results of the Document Destruction business within the Document Management Services Operating Segment for the three and nine month periods ended February 28, 2014. However, this information will be combined into the Corporate Operating Segment for reporting purposes in the Form 10-Q.
(2) Corporate assets as of February 28, 2015 include the investment in the Shred-it partnership. Corporate assets also include the real estate assets of the Document Storage and Imaging business that were not included in the sale transactions. Corporate assets as of February 28, 2014 include the assets of the Document Storage and Imaging business.

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	February 28, 2015	May 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$445,314	$513,288
Marketable securities	44,874	—
Accounts receivable, net	497,978	508,427
Inventories, net	234,641	251,239
Uniforms and other rental items in service	524,065	506,537
Income taxes, current	6,633	—
Assets held for sale	21,132	—
Prepaid expenses and other current assets	22,482	26,190
Total current assets	1,797,119	1,805,681

Property and equipment, at cost, net	853,391	855,702

Investments	445,538	458,357
Goodwill	1,194,389	1,267,411
Service contracts, net	44,824	55,675
Other assets, net	18,079	19,626
	$4,353,340	$4,462,452

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$198,946	$150,070
Accrued compensation and related liabilities	78,007	85,026
Accrued liabilities	281,872	299,727
Income taxes, current	—	5,960
Deferred tax liability	106,788	88,845
Liabilities held for sale	612	—
Long-term debt due within one year	—	503
Total current liabilities	666,225	630,131

Long-term liabilities:
Long-term debt due after one year	1,300,000	1,300,477
Deferred income taxes	232,232	246,044
Accrued liabilities	107,217	92,942
Total long-term liabilities	1,639,449	1,639,463

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY15: 177,886,323 issued and 114,344,969 outstanding FY14: 176,378,412 issued and 117,037,784 outstanding	320,248	251,753
Paid-in capital	145,130	134,939
Retained earnings	4,122,354	3,998,893
Treasury stock: FY15: 63,541,354 shares FY14: 59,340,628 shares	(2,535,803)	(2,221,155)
Accumulated other comprehensive (loss) income	(4,263)	28,428
Total shareholders’ equity	2,047,666	2,192,858

	$4,353,340	$4,462,452

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	February 28, 2015	February 28, 2014
Cash flows from operating activities:
Net income	$325,403	$247,218

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	104,950	127,761
Amortization of intangible assets	11,090	17,524
Stock-based compensation	36,016	22,248
Gain on Storage transactions	(35,036)	—
Gain on deconsolidation of Shredding business	(6,619)	—
Gain on sale of stock of an equity method investment	(21,739)	—
Loss on investment in Shred-it	11,189	—
Deferred income taxes	15,428	8,733
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(3,168)	(34,024)
Inventories, net	15,370	(16,130)
Uniforms and other rental items in service	(22,203)	(4,142)
Prepaid expenses and other current assets	(1,609)	(1,892)
Accounts payable	53,379	(7,037)
Accrued compensation and related liabilities	(7,086)	2,219
Accrued liabilities	1,841	5,025
Income taxes, current	(12,566)	18,270
Net cash provided by operating activities	464,640	385,773

Cash flows from investing activities:
Capital expenditures	(163,040)	(113,615)
Proceeds from redemption of marketable securities	18,711	49,635
Purchase of marketable securities and investments	(79,947)	(63,335)
Proceeds from Storage transactions, net of cash contributed	154,891	—
Proceeds from Shredding transaction	3,344	—
Proceeds from sale of stock of an equity method investment	29,933	—
Dividends received on equity method investment	5,247	—
Acquisitions of businesses, net of cash acquired	(13,798)	(32,965)
Other, net	1,583	(868)
Net cash used in investing activities	(43,076)	(161,148)

Cash flows from financing activities:
Repayment of debt	(456)	(8,010)
Proceeds from exercise of stock-based compensation awards	31,956	29,286
Dividends paid	(201,941)	(93,314)
Repurchase of common stock	(314,648)	(164,462)
Other, net	3,139	10,339
Net cash used in financing activities	(481,950)	(226,161)

Effect of exchange rate changes on cash and cash equivalents	(7,588)	(1,878)

Net decrease in cash and cash equivalents	(67,974)	(3,414)
Cash and cash equivalents at beginning of period	513,288	352,273
Cash and cash equivalents at end of period	$445,314	$348,859